ENGAGEMENT AGREMEMENT BETWEEN
                          BIOQUEST INTERNATIONAL, INC.
                                       AND
                            DUNCAN, BLUM & ASSOCIATES

                            Duncan, Blum & Associates

Carl N. Duncan                                                     David E. Blum
5718 Tanglewood Drive                                  1863 Kalorama Road,  N.W.
Bethesda, Maryland 20817                                  Washington, D.C. 20009
(301) 263-0200                                                    (202) 232-6220
(301) 263-0300 (Fax)                                        (202) 232-7891 (Fax)

                                  June 8, 2000


Peter J. Ewens, President
BioQuest International, Inc.
11217 Silverleaf Drive
Fairfax Station, Virginia  22039

Re:      Engagement Agreement

Dear Pete:

     Thank you for asking Duncan, Blum & Associates to represent you in conjunction with BioQuest International, Inc. ("BioQuest") as counsel in conjunction with BioQuest's proposed initial and/or direct public offering. We appreciate the opportunity to work with you. Because our representation ultimately depends on a high degree of trust, it is important for both of us to be clear about the costs of and limits upon our legal services from the outset. For that reason and because pertinent Rules of Professional Conduct require disclosure of the basis for our fees, in writing, this firm requires that our clients execute an engagement agreement.

     Enclosed is our proposed Attorney-Client Fee Agreement in this matter. It is our standard form. If you have any questions regarding the agreement, please do not hesitate to contact me.

     We have attached wire instructions for your future convenience. We look forward to the opportunity to represent you in this matter.

                                                Sincerely,
                                                Duncan, Blum & Associates

                                                /S/ Carl N. Duncan
                                                Carl N. Duncan, Managing Partner

Enclosure
CND:chs

                      BANKING WIRE TRANSMITTAL INSTRUCTIONS

     Kindly transmit payment directly via U.S. Federal Reserve Bank Wire, in U.S. dollars, in accordance with the following instructions:



BANK:                                             Citibank, F.S.B.
                                                  8001 Wisconsin Avenue
                                                  Bethesda, Maryland

ACCOUNT NAME:                                     Duncan, Blum & Associates

ACCOUNT NUMBER:                                   17529672

ABA BANK ROUTING NUMBER:                          2540-7011-6

     Upon transmittal of your wire, kindly send documentation of issuance of wire to Duncan, Blum & Associates, Bethesda, Maryland via facsimile (301) 263-0300.

                          ATTORNEY-CLIENT FEE AGREEMENT

2.   PARTIES  AND  EFFECTIVE  DATE.  THIS  ATTORNEY-CLIENT  FEE  AGREEMENT  (the
     "Agreement") is entered into by and between BioQuest International, Inc. ("Client") and Duncan, Blum & Associates ("Attorneys") and takes effect on the date executed by the final party.

3. SCOPE AND DUTIES. Client retains Attorneys to provide legal services in connection with your proposed initial and/or direct public offering, including a regulatory summary and necessary securities filing(s) to permit your offering to commence in up to twenty (20) states. Attorneys shall provide those legal services reasonably required to represent Client, and shall keep Client informed of progress and shall promptly respond to Client's inquiries. Attorneys' ability to effectively and efficiently represent Client depends upon the full cooperation of Client.

4. INITIAL RETAINER. Client will deposit with Attorneys the sum of thirty-five thousand dollars ($35,000), described in Section 4 below, in this matter to be held in a trust account and hereby authorizes Attorneys to withdraw sums from that account to pay for the legal services performed. In addition, you will be forwarding the appropriate filing fees associated with the pertinent states (approximately $1,500 per state and fees payable to the SEC in the amount of $1,000 per $5,000,000 offered).

5. LEGAL FEES. The fee shall be capped. Specifically, Client agrees to pay a fixed fee of thirty-five thousand dollars (exclusive of out-of-pocket disbursements estimated at $4,000-$6,000 and the foregoing SEC and state filing fees) plus the equity participation outlined in the following sentence. Once the IPO/DPO is declared effective (or in the event Client aborts the offering for reasons unrelated to Attorneys' performance), Client will have BioQuest, in addition to the above fixed fee, issue warrants and related terms to be negotiated once the capital structure and associated pricing is ascertained. (See also "Costs and Expenses" below.) The $35,000 fixed fee is due by prompt payment of the capped fee set forth above in Section 3 above.

6. COSTS AND EXPENSES. In addition to paying legal fees, Client agrees to pay all costs and expenses incurred by Attorneys including, but not limited to, the following: process server, facsimile transmission, express mail and messenger fees; court reporter fees; postage and photocopying; accountant or other expert witness fees; long-distance telephone charges; filing fees; any travel meals or lodging; any computerized legal database service; and other incidental expenses incurred on Client's behalf. Attorneys shall obtain Client's consent before retaining an outside investigator, consultant or expert witness or incurring any extraordinary expense over two hundred and fifty dollars ($250). Photocopying and facsimiles will be charged to Client at cost/page ($.10 and $1.00 per page, respectively). If Client so directs, Attorneys will charge, to the extent possible, all such expenses directly to Client's already established commercial account

7. MONTHLY STATEMENT. Attorneys shall send to Client periodic statements, at intervals of approximately 30-days, for any month in which services are rendered and/or costs incurred, describing all legal services rendered and costs and expenses incurred by Attorneys in connection with this matter, and showing the balance of the retainer, less cost of legal services performed. Client may request such statements at shorter intervals.

8. CONCLUSION OF SERVICES. When Attorneys' services conclude, all unpaid charges, if any, shall become payable. After Attorneys' services conclude, Attorneys will, upon Client's request, deliver Client's files to Client, together with any funds or property of Client's in Attorneys' possession.

9. DISCHARGE AND WITHDRAWAL. Client may discharge Attorneys at any time. Attorneys may withdraw with Client's consent or for good cause. Good cause includes Client's breach of the Agreement, Client's refusal to cooperate with Attorneys or any other fact or circumstance that renders Attorneys' continuing representation unethical or unlawful.

10. GOVERNING LAW. The laws of Maryland govern construction and interpretation of the Agreement.

11. COLLECTION COSTS. Billings not paid one month from the date of the invoice will be subject to a late payment charge equal to one percent (1%) per month of the outstanding balance. Should it become necessary for Attorneys to enforce the terms and provisions of this Agreement, Client hereby agrees to pay all costs of collection, including the costs of any collection agency and reasonable attorneys' fees incurred.

12. DISCLAIMER OF GUARANTEE. Nothing in this Agreement will be construed as a guarantee or promise about the outcome of this matter. No one can make such a guarantee.


                                         DUNCAN, BLUM & ASSOCIATES

Dated: June 8, 2000                      By: /s/ Carl N. Duncan
                                         ----------------------
                                         Carl N. Duncan, Managing Partner



                                         BIOQUEST INTERNATIONAL, INC.

Dated: June 8, 2000                      By:  /s/ Peter J. Ewens
                                         -----------------------
                                         Peter J. Ewens, Chief Executive Officer